UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): September 20, 2021
INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices) (zip code)
   Registrant’s telephone number, including area code: (408) 523-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISRG	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Intuitive Surgical, Inc. (the “Company”) held a Special Meeting of Stockholders on September 20, 2021 (the “Special Meeting”). At the Special Meeting, the stockholders of the Company voted on the following proposal, which is described in detail in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on August 19, 2021:
Proposal No. 1: To further amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock (the “Common Stock”) that the Company may issue from 300,000,000 shares to 600,000,000 shares for the purpose of, among other things, effecting a three-for-one stock split of the Company’s issued and outstanding Common Stock as part of the amendment.

For	Against	Abstain
103,018,171	1,034,443	120,412
Proposal No. 1 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: September 23, 2021	By:	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Executive Vice President and Chief Financial Officer